Convertible Bridge Loan Agreement

This Convertible Bridge Loan Agreement (the "Loan Agreement") is entered into as of December 10, 2015 by and between Novomic Ltd., an Israeli company registration number 51-424335-1, with its principal office at 23 Ha'melacha St., Rosh-Haayin, Israel (the "Company") and BreedlT Corp, a publicly traded Delaware corporation, traded on the OTCQB exchange, under the ticker symbol: BRDT, with its principal office at 21 Ha'Arbaa St., Tel Aviv, Israel (the "Lender").

WHEREAS, the Company and the Lender have executed a term sheet for a propped merger transaction dated November 22, 2015, a copy of which was attached as an exhibit to BRDT's Form 8-K filed with the SEC on November 30, 2015 (the "Transaction"); and

WHEREAS, prior to the consummation of the Transaction, the Company requires an infusion of thuds in order to continue to fund its on-going business activities; and

WHEREAS, the Lender has agreed to provide the Company with a convertible bridge loan in the aggregate principal amount of US$100,000 (One Hundred Thousand United States Dollars) on account of the Lender's cash position at the Closing of such Transaction, all subject to the terms and conditions set forth in this Loan Agreement.

NOW THEREFORE, the parties agree as follows:

1. Preamble

The preamble to this Loan Agreement is an integral and binding part of the Loan Agreement.

2. The Loan Principal

The Lender shall --provide: the Company with a bridge loan in the aggregate amount of US$100,000 (One Hundred Thousand United States Dollars) (the. "Loan Principal"),

3. Closing

The closing of the transactions described herein shall take place at a closing (the "Closing"), to be held as soon as practical following the execution of this Loan Agreement by the parties hereto but in any event no later than two (2) business days following such execution (the "Closing Date"). On the Closing Date, the Lender shall transfer to the Company the Loan Principal, by wire transfer or in any other manner agreed upon by the parties, in accordance with the wiring instructions to be provided by the Company.

4. Interest

The Loan Principal shall bear interest at a rate of six percent (6%) per annum (the "Interest"), compounded annually, on the basis of a 365-day year. The Interest shall begin to accrue as of the Closing Date. Under this Loan Agreement, unless specifically stated otherwise, the outstanding balance owing under the Loan Agreement shall include the Loan Principal amount together with any accrued Interest (the. Loan Principal together with the accrued Interest thereon shall be referred to as the "Loan Amount").

5. Conditions to Closing

The obligation of Lender to disburse the Loan Amount to the Company on the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

5.1. The Company's Board of Directors shall have approved the execution, delivery and performance by the Company of this Loan Agreement and approving all of the transactions contemplated hereby and thereby, including, without limitation, the issuance of shares of the Company to Lender pursuant to Section 77- below and the reservation of sufficient number of shares of the Company as may be required to allow the conversion of the Loan Amount

5.2. The Company shall have performed and complied in all material respects with all obligations required by this Loan Agreement to be performed or complied with by it prior to or at the Closing Date.

5.3. The representations and warranties made by the Company in this Loan Agreement shall have been true and correct when made, and shall he true and correct as of the Closing Date as if made on such date.

6. Events of Default

Notwithstanding the aforesaid, all amounts outstanding under this Loan Agreement will, unless otherwise directed by the Lender, immediately become due and payable in cash upon the occurrence of the earlier of the following events:

6.1. The Company defaults in its performance of any covenant under this Loan Agreement, within 7 days after written notice from the Lender to perform the obligation;

6.2. The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing, which petition, action or assignment was not terminated, lifted or cancelled within 30 days thereafter;

6.3. The appointment of a receiver or trustee over the whole or any part or the Company's assets which appointment was not terminated, lifted stayed within 30 days thereafter;

6.4. The calling by Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them;

6,5. The Company adopts a resolution for discontinuance of its business or for dissolution; or

6.6. The Company adopts one or more resolutions for a liquidation event (or deemed liquidation event), restructuring or other structural changes involving a transfer of more than fifty percent of the voting power of the Company or resolutions creating or involving a spin-off company, without the Lender's written consent,

6.7. The Company and the Lender fail, for any reason, to execute a definitive merger agreement until February 28, 2016 (the "End of First Period"). The Company shall notify the Lender immediately of any such default event.

7. Optional Conversion

No Withstanding Section 6.7 above, unless earlier repaid, within 12 months following the End of First Period, in the event that the Company and the Lender fail, for any reason, to execute a definitive merger agreement until such date, the Lender, at its sole and absolute discretion, shall be entitled to convert the Loan Amount to such number of shares of the Company, having identical rights, privileges, preferences and restrictions as the most senior class of shares of the Company then existing (the "Conversion Shares"), at a price per share representing a Company pre money valuation of three million US dollars (US$ 3,000,000), on a Fully Diluted Basis.

"Fully Diluted Basis" means assuming the full exercise or conversion into shares of all options, warrants, convertible securities (other than the. Conversion. Shares (as defined below)) or any other securities or contractual rights or power to purchase the Company's securities and including without limitation shares reserved for future issuance under the Company's equity incentive plans.

8. Mechanics of Conversion

8.1. Unless earlier repaid, the Loan Amount shall be automatically converted to the Company's Shares upon the closing of the definitive merger agreement at such Company's valuation as detailed in the Term Sheet by the Company and among others the Lender (Structure & Consideration). Lender may exercise his right of conversion by providing written notice thereof to the Company.

8.2. The Company shall, as soon as practical, but no later than seven (7) days following the Lender's written notice of conversion, issue the Conversion Shares to the Lender and deliver to the Lender a share certificate representing the number of the Conversion Shares.

8.3. Upon any conversion of the amounts owing under this Loan Agreement as set out above, the Conversion Shares shall be duly authorized, validly issued, fully-paid, non-assessable and free, and not subject to any pre-emptive rights, pledges, liens, claims, encumbrances or third party rights of any kind (other than any pledges, liens, claims, encumbrances or third party rights placed by the Lenders, or any one of them).

8.4. The Company hereby undertakes to take all actions required for the authorization and issuance of the Conversion Shares and the reservation of sufficient shares for conversion thereof

8.5. The Conversion Shares shall have the same rights and preferences as are attached to the shares into which they are converted and as are granted to the holders thereof.

8.6. Upon conversion, no fractional shares shall be issued to the Lender, and the Company shall pay to the Lender in cash, the amounts owing under this Loan Agreement that otherwise would have been converted into such fractional shares.

9 Undertakings by the Company

The Company undertakes as follows until repayment or conversion in full of the outstanding balance. of the Loan Principal or Loan Amount, as-applicable, thereof:

9.1 Not to mortgage, charge,, pledge or otherwise encumber any of its assets in any manner or form with or without consideration, other than in the ordinary course of business, without obtaining the Lender's prior written consent.

9.2. Not to sell, lease, assign any rights in, or otherwise dispose of any of its assets, other than in the ordinary course of business, without obtaining the Lender's prior written, consent.

9.3. To inform the Lender immediately should any third-party lien be threatened Or made on any of its assets or should any execution office proceeding, bailiff; sheriff or similar authority threaten its assets. Further, the Company shall, at its own expense, and with no delay, undertake every action and effort in order to remove any such third party lien and/or other threatened action.

9.4. To pay and discharge, all taxes., rates and assessments, and other governmental charges lawfully imposed upon all of its assets, or any part thereof, and to pay and discharge all claims of every kind and nature which may hereafter cause any of its assets to become subject to a third party's interest, where the failure to do so would have a material adverse effect on the business or properties of the Company, and to keep its assets and every part thereof in good order and repair, and, without the prior consent of the Lender, not to allow the creation of any lien or charge whatsoever upon its assets or any part thereof.

9.5. To keep its assets insured at all times in a manner as customary for similarly situated companies.

9.6. To reserve sufficient: number of shares of the Company as may be required to allow the conversion of the Loan Amount and the issuance of the Conversion Shares of the Company to Lender, pursuant to the terms and conditions of this

10. Loan Agreement

10.1. The Company is duly organized and validly existing under the laws of the State of Israel.

10.2. The Company has all requisite power and authority to (1) execute and deliver this Loan Agreement; and (ii) carry out and perform its respective obligations under the terms of this Loan Agreement.

10.3. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all of Company's obligations under this Loan Agreement has been taken or will be taken prior to the Closing. This Loan Agreement, when executed and delivered by the Company shall constitute the valid and legally binding obligation of the Company. legally enforceable against any of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application affecting enforcement of creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

10.4. Neither the execution and delivery of this Loan Agreement nor compliance by the Company with the terms and provisions hereof, will: (i) conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (A) the Company's documents of incorporation; (B) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign to which the Company is a party; (C) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject; or (D) applicable law; (ii) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company; or (iii) otherwise require the consent or approval of any person, which consent or approval has not been obtained prior to the Closing Date.

10.5. The Company has obtained all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filing with any governmental authority required on the part of the Company in connection with the valid execution and authority required on the part of the Company in connection with the valid execution and delivery of this Loan Agreement or the consummation of the transactions contemplated hereby.

10.6. The representations and warranties of the Company set forth herein fully and accurately reflect the condition and state of the Company with regard to the matters referred to herein and that neither this Loan Agreement nor any other statementsor certificates made or delivered in connection herewith or therewith do not contain any untrue statement or a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. The Company knows of no material fact or information relating to the Company that, for its best judgment, has not been disclosed to the Lender.

11. General

11.1. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument

11.2. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Loan Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. 11.3 No party shall by any act, delay, omission or otherwise be deemed to have waived ariy of their rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

11.4 The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the patties hereto. None of the rights, privileges, or obligations set, forth in, arising under, or created by this Loan Agreement may be assigned or transferred by any party without the prior consent in writing of the other parties other than assignment or transfer by the Lender.

11.5 This Loan Agreement constitutes the. MI and entire understanding and agreement between the parties with regard to the subject matter hereof. The preamble hereto constitutes an integral part hereof. Any term of this Loan Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Lender.

11.6 The Company's liability towards the Lender for breach of its representations shall be limited to the direct damage of the Lender and up to no more than the then outstanding Loan Amount owed to the Lender.

11.7. This. Loan Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof Any dispute arising under or in relation to this Loan Agreement shall be resolved in the competent court situated in Tel Aviv, Israel, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

11.8. All notices or other communications hereunder shall be in writing and shall be given, by personal delivery, facsimile, e—mail, overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) addressed as set forth in the preamble of this Loan Agreement (or at such other address as a party may designate by notice to the other parties). Notice sent pursuant to or required by this Loan Agreement shall be deemed given (i) in the case of personal delivery, on the first business day following the date of such delivery, (ii) in the case of telex, e . mail or facsimile transmission, on the date on which the sender receives confirmation by telex, e - mail or facsimile transmission that such notice was received by the addressee, (iii) in the case of overnight air courier, on the next business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

11.9. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this. Loan Agreement.

11.10. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Loan Agreement and the intentions of the parties as reflected thereby

IN WITNESS WHEREOF, each of the parties has caused this Loan Agreement to be executed as of the day and year first written above.

NOVOMIC LTD. BREEDIT CORP

/s/: Zvi Yemini /s/: Itschak Shrem

Name: Zvi Yemini Name: Itschak Shrem

Title: Director Title: CEO